UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 30, 2023
Virgin Orbit Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40267	98-1576914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4022 E. Conant St. Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)
(562) 388-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VORB	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VORBW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 30, 2023, Virgin Orbit Holdings, Inc. (the “Company”) sold and issued to Virgin Investments Limited (“VIL”) a senior secured convertible note (the “Convertible Note”) in the principal amount of $10.9 million, which is convertible into shares of the Company’s common stock or other Qualified Securities (as defined below), subject to certain conditions and limitations set forth in the Convertible Note. The Company sold and issued the Convertible Note pursuant to a subscription agreement, dated as of March 30, 2023 (the “Subscription Agreement”), between the Company, VIL and the Company’s domestic subsidiaries named therein that are jointly and severally guaranteeing the Company’s obligations under the Convertible Note (the “Guarantors”). The Company will use the net proceeds from the Convertible Note to fund severance and other costs related to the workforce reduction describe below under Item 2.05 of this Current Report on Form 8-K (this “Current Report”).

The Convertible Note contains customary events of default, bears interest at an annual rate of 12.0% (or 16.0% upon the occurrence and during the continuance of an event of default under the Convertible Note), payable in cash semi-annually, and has a maturity date of November 4, 2024, unless earlier repurchased, converted or redeemed in accordance with its terms prior to such date. Subject to any limitations under the rules of the Nasdaq Stock Market, the Convertible Note will automatically convert into Qualified Securities (as defined below) at a conversion price equal to the purchase price paid by investors in the relevant Qualified Financing (as defined below) if, prior to the earliest to occur of November 4, 2024, any Fundamental Change Effective Date and the effective date of any Merger Event (each as defined in the Convertible Note), the Company consummates a bona fide third-party financing of its common stock or securities convertible into or exchangeable for the Company’s common stock for gross cash proceeds of at least $50.0 million (excluding any securities purchased by VIL or its affiliates) in one or more related and substantially similar and simultaneous transactions at the same price (a “Qualified Financing” and the securities sold in such Qualified Financing, the “Qualified Securities”). VIL will have the option to convert all or a portion of the Convertible Note in accordance with such terms in a financing by the Company that would have been a Qualified Financing but for the gross cash proceeds in such financing being less than $50.0 million, with such conversion effected as described above as if such financing were a Qualified Financing. Additionally, on or after October 15, 2024, VIL has the right to convert all or any portion of the Convertible Note into shares of common stock at an initial conversion rate of 345.5425 shares of common stock per $1,000 principal amount of the Convertible Note (subject to adjustments as provided in the Convertible Note, the “Fixed Conversion Rate”).
In the event of a Fundamental Change, a Merger Event (each as defined in the Convertible Note) or a redemption of the Convertible Note by the Company, or if any automatic conversion in connection with a Qualified Financing would be subject to limitations set forth in the relevant rules of the Nasdaq Stock Market, VIL has the right to convert the Convertible Note at the Fixed Conversion Rate. Prior to the Maturity Date, the Company may redeem all or part of the Convertible Note for cash at a redemption price equal to 100% of the principal amount of the Convertible Note to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (the “Redemption Price”) upon prior written notice provided in accordance with the Convertible Note. VIL may also require the Company to redeem for cash all or any portion of the Convertible Note at the Redemption Price upon prior written notice provided in accordance with the Convertible Note.

The Convertible Note contains a covenant that restricts the Company’s and the Guarantors’ ability to incur liens on the Company’s and the Guarantors’ assets and properties without VIL’s consent. If the Company undergoes a Fundamental Change (as defined in the Convertible Note), then, subject to certain conditions, VIL may require the Company to repurchase for cash all or any portion of the Convertible Note at a fundamental change repurchase price equal to 100% of the principal amount of the Convertible Note to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. Initially, a maximum of 3,766,413 shares of the common stock may be issued upon conversion of the Convertible Note at the Fixed Conversion Rate, subject to adjustment provisions included in the Convertible Note and subject to conversion in connection with a deemed Qualified Financing.

In connection with the Convertible Note, the Company and the Guarantors granted a first-priority security interest on substantially all of their respective assets, including all aircrafts, aircraft engines (including spare aircraft parts) and related assets, other than certain customary excluded assets and permitted liens described in the Convertible Note. Upon the occurrence and continuation of an event of default under the Convertible Note, VIL is entitled to, among other things, foreclose on the assets that are the subject of the security interest. The Subscription Agreement and the Convertible Note are each considered a “Note Document” under the Security Agreement dated as of January 30, 2023 among the Company, the other grantors party thereto and VIL, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 1, 2023.

The Subscription Agreement contains customary registration rights, representations, warranties, covenants and indemnification obligations by the parties. The representations, warranties and covenants contained in the Subscription

Agreement were made only for purposes of the Subscription Agreement and as of specific dates, were made solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The foregoing descriptions of the Convertible Note and the Subscription Agreement are qualified in their entirety by reference to the full text of the Convertible Note and the Subscription Agreement, copies of which are attached to this Current Report as Exhibits 4.1 and 10.1, respectively, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report with respect to the material direct financial obligation created in connection with the Convertible Notes is incorporated into this Item 2.03 by reference in its entirety.

Item 2.05 Costs Associated with Exit or Disposal Activities

On March 30, 2023, the Company announced a workforce reduction of approximately 675 employees, constituting approximately 85% of the Company’s workforce in order to reduce expenses in light of the Company's inability to secure meaningful funding. Those impacted are located in all areas of the Company.

The Company estimates that it will incur aggregate charges of approximately $15 million, consisting primarily of (i) $8.8 million in severance payments and employee benefits costs, and (ii) $ 6.5 million in other costs primarily related to outplacement services and WARN Act exposure. The Company expects to recognize the majority of these charges in the first quarter of 2023. The Company expects that the reduction in force will be substantially complete by April 3, 2023.

The estimates of the charges and expenditures that the Company expects to incur in connection with the workforce reduction, and the timing thereof, are subject to several assumptions and the actual amounts incurred may differ materially from these estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the workforce reduction.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report regarding offer and sale of the Convertible Notes is incorporated into this Item 3.02 by reference in its entirety. The Convertibles Notes were offered and sold in a private placement that is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K other than statements of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the estimated costs associated with the reduction in force, the number of positions affected by the reduction in force and the time frame for completion thereof. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to the timing of implementation of the reduction in force; any unintended consequences or unforeseen costs resulting from the reduction in force impacting the Company’s business or cost savings initiatives, as well as the factors, risks and uncertainties included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 as well as in the Company’s subsequent filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Information section of the Company’s website at www.virginorbit.com. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Virgin Orbit assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Senior Secured Convertible Note, dated March 30, 2023, between Virgin Orbit Holdings, Inc. and Virgin Investments Limited

10.1+	Subscription Agreement, dated March 30, 2023, between Virgin Orbit Holdings, Inc. and Virgin Investments Limited

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Orbit Holdings, Inc.

Date:	March 30, 2023	By:	/s/ Dan Hart
		Name:	Dan Hart
		Title:	Chief Executive Officer